Exhibit 4.1

TRANSGENOMIC, INC.

WARRANT TO PURCHASE COMMON STOCK

Original Issue Date: March 4, 2015

Transgenomic, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, ______________ or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of __________ shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $2.24 per share (as adjusted from time to time as provided in Section 8 herein, the “Exercise Price”), at any time and from time to time beginning on the Original Issue Date set forth above (the “Original Exercise Date”) and through and including 5:30 p.m., New York City time, on March 4, 2020 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain prospectus supplement of the Company dated February 27, 2015. All such warrants are referred to herein, collectively, as the “Warrants.”

1. Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, which may be a third-party transfer agent (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2. Registration of Transfers. The Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with an assignment, in the form attached as Schedule 2 hereto, duly completed and signed, to the Company’s transfer agent or to the Company at 12325 Emmet Street, Omaha, Nebraska 68164, Attention: Chief Executive Officer. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 2.

3. Exercise and Duration of Warrant.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 9 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 p.m., New York City time, on the Expiration Date. After 5:30 p.m., New York City time, on the Expiration Date, the portion (or all) of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be automatically terminated and no longer outstanding.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice) within one (1) Business Day (as defined below) following the Exercise Date (as defined herein). The date on which the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” “Business Day” as used herein means any day, other than a Saturday or Sunday and other than a day that banks in the New York, New York are generally authorized or required by applicable law to be closed. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Notwithstanding anything herein to the contrary, Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but if it is not so delivered then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter, subject to the other provisions hereof. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

4. Delivery of Warrant Shares.

Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares or an electronic delivery of the Warrant Shares by the foregoing deadline, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such delivery deadline until such Warrant Shares are delivered or Holder rescinds such exercise. The Holder, or any person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, the Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions; provided, that the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver the Warrant Shares electronically through such a clearing corporation. “Trading Day” means (a) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTCMarkets), or (b) if the Common Stock is not listed on a Trading Market (other than the OTCMarkets), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCMarkets (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean a Business Day; provided further, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time). “Principal Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCMarkets on which the Common Stock is primarily listed and quoted for trading. “Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCMarkets on which the Common Stock is listed or quoted for trading on the date in question.

(a) If by the close of the third Trading Day after delivery of a properly completed Exercise Notice and the payment of the aggregate Exercise Price in any manner permitted by Section 9 of this Warrant, the Company fails to deliver to the Holder the required number of Warrant Shares in the manner required pursuant to this Section 4, and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder is required to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, in its sole discretion, within three Trading Days after the Holder’s request for payment, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the number of Warrant Shares underlying this Warrant equal to the number of shares of Common Stock so purchased shall be forfeited and the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, multiplied by (B) the closing bid price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company with written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

(b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company (other than breaches related to this Warrant) or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

5. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

7. Reservation of Warrant Shares. The Company represents and warrants that on the date hereof, it has duly authorized and reserved, and covenants that it will at all times during the period this Warrant is outstanding reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the original issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company represents and warrants that the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and the underwriting agreement pursuant to which the Warrants originally were issued, will be issued free and clear of all security interests, claims, liens and other encumbrances. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares (a “Stock Combination Event”), or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), except for any distributions pursuant to a shareholders’ rights plan or similar takeover defense agreement or plan adopted by the Company, then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects (A) any merger of the Company with (but not into) another person, in which stockholders of the Company immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, or (B) any merger or consolidation of the Company into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer approved or authorized by the Company’s Board of Directors is completed pursuant to which holders of at least a majority of the outstanding Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”), and the Holder shall no longer have the right to receive Warrant Shares upon exercise of this Warrant. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions of an analogous type to any Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 8, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction, or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) Business Days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that, at the Holder’s option, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y[(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Bid Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five consecutive Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Bid Price” means, for any security as of any date, the last reported closing bid price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported on OTC Pink (also known as the “pink sheets”) by the OTCMarkets. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144, it is intended, understood and acknowledged that the provisions above permitting “cashless exercise” are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such provisions will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144, and the holding period for the Warrant Shares shall be deemed to have commenced as to such original Holder, on the Original Issue Date.

10. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Bid Price) for any such fractional shares.

11. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (with charges prepaid). The address and facsimile number of a person for such notices or communications shall be as set forth in the Warrant Register unless changed by such person by two Trading Days’ prior notice to the other person(s) in accordance with this Section 11.

12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 15 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares.

(i) The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation or of any requirements of the Principal Trading Market upon which the Common Stock may be listed.

(ii) Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (1) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (2) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (3) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. This Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective heirs, estate, legal representatives, successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law. This Warrant shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. If any provision of this Warrant is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TRANSGENOMIC, INC.

By:
Name:	Paul Kinnon
Title:	President and Chief Executive Officer

[Signature Page to Warrant]

SCHEDULE 1

TRANSGENOMIC, INC.

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Transgenomic, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 9 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder’s Warrant Shares determined in accordance with the terms of the Warrant. Please issue (check applicable box):

☐ A certificate of certificates representing the Holder’s Warrant Shares in the name of the undersigned or in such other name as is specified below:

.	☐ The Holder’s Warrant Shares in electronic form to the following account:

Name and Contact for Broker:
Broker no:
Account no:
Account holder:

Dated: _______________, _____

Name of Holder: ____________________________

By: ______________________________________
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

TRANSGENOMIC, INC.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________ (the “Transferee”) the right represented by the within Warrant to purchase _____________ shares of Common Stock of Transgenomic, Inc., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints ___________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: ___________, _____

__________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

In the presence of: Address of Transferee: